                                                          Exhibit 11

             IRWIN FINANCIAL CORPORATION AND SUBSIDIARIES


                                   Three Months Ended         Nine Months Ended
                                        September 30,             September 30,
                                     1996        1995           1996       1995
                                     ----        ----           ----       ----
   PRIMARY
   Average number of shares
      outstanding               5,686,509   5,652,839     5,677,413   5,632,890

   Assumed exercise of stock
      options                     131,248     106,562       135,483      99,094
                                ---------   ---------     ---------   ---------

   Total shares                 5,817,757   5,759,401     5,812,896   5,731,984
                                =========   =========     =========   =========

   Net income                  $5,502,549  $6,039,083   $15,518,522 $14,785,403
                               ==========  ==========   =========== ===========

   Net income per share             $0.95       $1.05         $2.67       $2.58
                                    =====       =====         =====       =====

   FULLY DILUTED

   Average number of shares
      outstanding               5,686,509   5,652,839     5,677,413   5,632,890

   Assumed exercise of stock
      options  (Note 1)           131,248     115,130       135,483     107,098
                                  -------     -------       -------     -------

   Total shares                 5,817,757   5,767,969     5,812,896   5,739,988
                                =========   =========     =========   =========

   Net income                  $5,502,549  $6,039,083   $15,518,522 $14,785,403
                               ==========  ==========   =========== ===========

   Net income per share             $0.95       $1.05         $2.67       $2.58
                                    =====       =====         =====       =====



   (1) The dilutive effect of stock options is based on the treasury stock method using the higher of the average market price for the period or the period-end market price.